Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal Third Quarter 2026

Completed acquisition of Captivate, creating a combined network of approximately 48,000 digital screens across movie theaters, office buildings and residential properties

Raised 2026 operational transformation savings target to more than $7.5 million, reflecting progress on cost-savings initiatives and operational efficiencies

Provided fourth quarter 2026 revenue outlook of $117.0 million to $124.0 million

Announced CEO Tom Lesinski to retire as part of planned leadership transition

Centennial, Colo. - November 10, 2026 - National CineMedia, Inc. (NASDAQ: NCMI) (the “Company” or “NCM”), the operator of a leading premium video and digital out-of-home advertising platform in the U.S., and managing member of National CineMedia, LLC (NCM LLC), NCM Holdings, LLC (NCM Holdings) and Captivate Holdings, LLC (Captivate), today announced its consolidated results for the fiscal third quarter ended October 1, 2026.

“With Captivate now part of NCM, we have significantly expanded our reach, diversified our advertising offerings and created new opportunities to connect brands with highly engaged audiences where they work, live and play,” said Tom Lesinski, Chief Executive Officer of National CineMedia, Inc. “We are encouraged by early fourth-quarter trends across both networks, supported by a strong holiday theatrical slate and growing demand for Captivate’s office and residential inventory. Looking ahead, we remain focused on successfully integrating Captivate, realizing acquisition synergies and reducing leverage to drive sustainable growth and long-term value for our shareholders. As I prepare to retire, I am incredibly proud of what we have accomplished together and confident in NCM's future”

Q3 2026 Results

Total revenue for the third quarter ended October 1, 2026 decreased 3.2% to $61.4 million as compared to $63.4 million for the third quarter of 2025. Operating loss increased to $21.6 million for the third quarter of 2026 from $1.8 million for the third quarter of 2025. Net loss increased to $17.2 million, or $0.18 net loss per diluted share, for the third quarter of 2026 from net income of $1.6 million, or $0.02 net income per diluted share, for the third quarter of 2025. Adjusted OIBDA, a non-GAAP measure, decreased to $3.3 million for the third quarter of 2026 from $10.2 million for the third quarter of 2025, as adjusted to exclude depreciation, amortization, non-cash share-based payment costs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in Regal's Chapter 11 case (the “Cineworld Proceeding”) and NCM LLC's Chapter 11 case (“Chapter 11 Case”), each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission (the “SEC”). As adjusted to exclude the aforementioned items and gain on remeasurement of the payable to ESA Parties under the tax receivable agreement, net income per diluted share for the quarter ended October 1, 2026 is $0.33 compared to net income per diluted share for the quarter ended September 25, 2025 of $0.00. Adjusted OIBDA, adjusted net loss and adjusted net loss per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements. Captivate results were consolidated into the Company's financial statements as of September 18, 2026, the date of the acquisition.

Total revenue for the nine months ended October 1, 2026 increased 2.5% to $153.8 million as compared to $150.0 million for the nine months ended September 25, 2025. Operating loss increased to $61.3 million for the nine months ended October 1, 2026 from $37.7 million for the nine months ended September 25, 2025. Net loss increased to $55.8 million, or $0.60 net loss per diluted share, for the nine months ended October 1, 2026 from $39.9 million, or $0.42 net loss per diluted share, for the nine months ended September 25, 2025. Adjusted OIBDA, a non-GAAP measure, decreased to negative $5.2 million for the nine months ended October 1, 2026 from positive $1.9 million for the nine months ended September 25, 2025, as adjusted to exclude depreciation, amortization, non-cash share-based payment costs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case, each as previously reported and described in the Company’s public filings made with the SEC. As adjusted to exclude the aforementioned items and (gain) loss on remeasurement of the payable to ESA Parties under the tax receivable agreement, net income per diluted share for the nine months ended October 1, 2026 is $0.00 compared to net loss per diluted share for the nine months ended September 25, 2025 of $0.37. Adjusted OIBDA, adjusted net loss and adjusted net loss per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements. Captivate results were consolidated into the Company's financial statements as of September 18, 2026, the date of the acquisition.

Leadership Transition

Tom Lesinski will retire as Chief Executive Officer as part of a transition plan, with an anticipated departure of December 31, 2026. The Board of Directors has retained Korn Ferry to assist with a comprehensive search for the Company’s next Chief Executive Officer. Additional details are available in the Company’s press release issued today.

Outlook

For the fourth quarter of 2026, the Company expects to earn total revenue of $117.0 million to $124.0 million and Adjusted OIBDA in the range of $42.0 million to $48.0 million.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties, on November 10, 2026, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-844-826-3033 or, for international participants, 1-412-317-5185. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, November 24, 2026, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671 and entering conference ID 10213041.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is a leading premium video and digital out-of-home advertising platform in the U.S. With unparalleled reach and scale, NCM, Inc.'s national network connects advertisers, through its two brands NCM and Captivate, to hard-to-reach, young, diverse and affluent audiences utilizing the power of high attention environments, including theaters, elevators and building lobbies. A premium video, full-funnel marketing solution for advertisers, NCM, Inc. enhances advertisers’ ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 38 leading national and regional theater circuits including all three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s advertising platform, including Spotlight and Captivate, consists of approximately 48,000 total digital screens across theaters, office buildings and residential properties in 185 Designated Market Areas® (all of the top 100). NCM is the managing member and owner of 100% of National CineMedia, LLC (NCM LLC) and Captivate Holdings, LLC (Captivate). For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance and any projections or expectations regarding the Company’s acquisition of Captivate described herein. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the Captivate acquisition may not be realized or may take longer than anticipated to be realized, (2) disruption to the Company’s or Captivate’s businesses as a result of the integration of Captivate and diversion of management's attention from ongoing business operations and opportunities, (3) unknown or contingent liabilities of Captivate assumed in connection with our acquisition, (4) the possible impairment of the goodwill and other intangible assets recorded as a result of the Captivate acquisition, (5) the impacts from the increased debt load incurred under the credit agreement entered into in connection with the Captivate acquisition, (6) level of theater attendance or viewership of the Noovie® show; (7) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; (8) increased competition for advertising expenditures; (9) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates and NCM LLC's ability to enforce provisions contained in the ESA or network affiliate agreements; (10) economic conditions, including the level of expenditures on and perception of cinema advertising; (11) our ability to implement or achieve new revenue opportunities; (12) any failure to realize the anticipated benefits of the post-showtime inventory in our network or the development of additional digital or digital out of home revenue opportunities; (13) technological changes and innovations or the failure to adequately protect our systems, data or property from technology failures or cyberattacks; (14) our ability to renew or replace expiring advertising contracts; (15) the ongoing effects of NCM LLC’s emergence from bankruptcy or a lack of support from the ESA Parties; (16) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; (17) fluctuations in and timing of operating costs; (18) our ability to retain or replace our senior management; (19) any failure to grow advertising revenue in line with the growth of contractual costs; (20) macroeconomic uncertainty which alters the spending priorities of current or prospective advertisers; and (21) changes in government regulations, funding, trade policies or tariffs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the nine months ended October 1, 2026, Quarterly Report on Form 10-Q for the three months ended April 2, 2026 and Annual Report on Form 10-K for the year ended January 1, 2026, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak to the information only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park, investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2026	September 25, 2025	October 1, 2026	September 25, 2025
NET REVENUE (including revenue from related parties of $0.3, $0.0, $0.8 and $0.0, respectively)	$61.4	$63.4	$153.8	$150.0
OPERATING EXPENSES:
Network operating costs	3.2	3.2	10.9	9.4
Theater exhibition fees	40.2	32.3	102.3	84.9
Selling and marketing costs	9.0	10.1	28.3	30.6
Administrative and other costs	19.5	10.6	43.6	34.0
Depreciation expense	1.6	1.1	4.5	3.3
Amortization expense	8.9	7.9	24.9	25.5
Goodwill impairment	0.6	—	0.6	—
Total	83.0	65.2	215.1	187.7
OPERATING LOSS	(21.6)	(1.8)	(61.3)	(37.7)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	1.5	0.1	2.0	0.4
Interest income	(0.3)	(0.3)	(0.9)	(1.2)
Loss (gain) on re-measurement of the payable under the tax receivable agreement	36.4	(3.1)	36.1	1.6
Loss on debt extinguishment	0.5	—	0.5	1.8
Other non-operating income, net	(0.2)	(0.1)	(0.9)	(0.4)
Total	37.9	(3.4)	36.8	2.2
(LOSS) INCOME BEFORE INCOME TAXES	(59.5)	1.6	(98.1)	(39.9)
Income tax benefit	(42.3)	—	(42.3)	—
CONSOLIDATED NET (LOSS) INCOME	(17.2)	1.6	(55.8)	(39.9)
Less: Net (loss) income attributable to noncontrolling interests	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO NCM, INC.	$(17.2)	$1.6	$(55.8)	$(39.9)

NET (LOSS) INCOME PER NCM, INC. COMMON SHARE
Basic	$(0.18)	$0.02	$(0.60)	$(0.42)
Diluted	$(0.18)	$0.02	$(0.60)	$(0.42)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	94,051,204	93,701,506	93,652,200	94,354,866
Diluted	94,051,204	94,311,340	93,652,200	94,354,866

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited

($ in millions)

	As of
	October 1, 2026	January 1, 2026
Cash, cash equivalents, marketable securities and restricted cash	$35.8	$37.6
Receivables, net	$80.4	$96.5
Property and equipment, net	$30.4	$19.4
Total assets	$758.8	$490.6
Borrowings, gross	$285.0	$12.0
Total equity	$319.6	$375.4
Total liabilities and equity	$758.8	$490.6

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

($ in millions)

	Three Months Ended		Nine Months Ended
	October 1, 2026	September 25, 2025	October 1, 2026	September 25, 2025
Revenue breakout:
Cinema advertising revenue	$55.3	$59.5	$141.5	$139.3
Office/residential advertising revenue, net	2.2	—	2.2	—
Other revenue	3.9	3.9	10.1	10.7
Total net revenue	$61.4	$63.4	$153.8	$150.0

Cinema advertising data:
Total cinema advertising revenue per attendee	$0.409	$0.547	$0.398	$0.470
Total theater attendance (1)	135.2	108.7	355.5	296.4

Other operating data:
Operating loss	$(21.6)	$(1.8)	$(61.3)	$(37.7)
Adjusted OIBDA (2)	$3.3	$10.2	$(5.2)	$1.9
Adjusted OIBDA margin (2)	5.4%	16.1%	(3.4)%	1.3%

(Loss) income per share - basic	$(0.18)	$0.02	$(0.60)	$(0.42)
(Loss) income per share - diluted	$(0.18)	$0.02	$(0.60)	$(0.42)

Adjusted income (loss) per share - diluted (2)	$0.33	$0.00	$0.00	$(0.37)

Capital expenditures (3)	$1.0	$1.6	$2.1	$4.5
Total office buildings (4)	1,517		1,517

(1)
Represents the total attendance within NCM LLC’s advertising network, including Spotlight, subsequent to November 15, 2025.
(2)
Adjusted OIBDA, Adjusted OIBDA margin and adjusted net loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.
(3)
Includes certain other implementation costs associated with cloud computing arrangements.
(4)
Represents the total office buildings within Captivate's advertising network as of October 1, 2026, subsequent to the acquisition on September 18, 2026.

NATIONAL CINEMEDIA, INC

Non-GAAP Reconciliations

Unaudited

Adjusted OIBDA and Adjusted OIBDA Margin

Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.

Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in Regal’s Chapter 11 case (the “Cineworld Proceeding”) and NCM LLC's Chapter 11 Case (the “Chapter 11 Case”). Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based compensation programs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and Chapter 11 Case, interest rates, debt levels or income tax rates.

Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based compensation programs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and Chapter 11 Case, interest rates, debt levels or income tax rates.

A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.

The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles the Company's operating loss and operating margin to Adjusted OIBDA and Adjusted OIBDA margin for the periods presented (dollars in millions):

	Three Months Ended		Nine Months Ended
	October 1, 2026	September 25, 2025	October 1, 2026	September 25, 2025
Operating loss	$(21.6)	$(1.8)	$(61.3)	$(37.7)
Depreciation expense	1.6	1.1	4.5	3.3
Amortization expense	8.9	7.9	24.9	25.5
Goodwill impairment	0.6	—	0.6	—
Share-based compensation costs (1)	2.4	1.7	6.4	7.3
Workforce and system transformation costs (2)	0.8	1.5	8.4	2.1
Satellite transition costs (3)	0.1	—	0.2	—
Acquisition and integration costs (4)	10.3	—	10.6	—
Advisor fees related to the Cineworld Proceeding and Chapter 11 Case (5)	0.2	(0.2)	0.5	1.4
Adjusted OIBDA	$3.3	$10.2	$(5.2)	$1.9
Total net revenue	$61.4	$63.4	$153.8	$150.0
Operating margin	(35.2)%	(2.8)%	(39.9)%	(25.1)%
Adjusted OIBDA margin	5.4%	16.1%	(3.4)%	1.3%

(1)
Share-based compensation costs are included in 'network operating costs', 'selling and marketing costs' and 'administrative and other costs' in the Company’s unaudited Condensed Consolidated Financial Statements as shown in the following table (dollars in millions).

	Three Months Ended		Nine Months Ended
	October 1, 2026	September 25, 2025	October 1, 2026	September 25, 2025
Share-based compensation costs included in network operating costs	$0.1	$0.1	$0.3	$0.3
Share-based compensation costs included in selling and marketing costs	0.4	0.2	0.9	0.9
Share-based compensation costs included in administrative and other costs	1.9	1.4	5.2	6.1
Total share-based compensation costs	$2.4	$1.7	$6.4	$7.3

(2)
Workforce and system transformation costs represent charges incurred in conjunction with the transformation initiative announced in Q1 2026 to increase operational efficiencies and allow for the ultimate automation of certain functions (the "2026 Transformation Initiative"). In 2025, these represent redundancy costs associated with changes to the Company’s workforce, as well as related office relocations, a one-time assessment of the technology surrounding the Company's programmatic offerings and an assessment of operating efficiencies.
(3)
One-time duplicative costs incurred during the transition from satellite to broadband network delivery during 2026.
(4)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025 and the acquisition of Captivate in the third quarter of 2026, as well as temporary transition costs incurred during the integration of Spotlight and Captivate into the Company's processes.
(5)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.

Adjusted Net Income (Loss) and Income (Loss) per Share

Adjusted net income (loss) and adjusted net income (loss) per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net income (loss) and adjusted net income (loss) per share are calculated using reported net (loss) income and net (loss) income per share and exclude workforce and system transformation costs, satellite transition costs, acquisition and integration costs, advisor fees related to the Cineworld Proceeding and the Chapter 11 Case and loss on re-measurement of the payable to ESA Parties under the tax receivable agreement. Our management use these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net income (loss) and adjusted net income (loss) per share should not be regarded as alternatives to net (loss) income and net (loss) income per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net (loss) income and net (loss) income per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles as reported net (loss) income and net (loss) income per share to adjusted net income (loss) and adjusted net income (loss) per share excluding workforce and system transformation costs, satellite transition costs, acquisition and integration costs, advisor fees related to the Cineworld Proceeding and the Chapter 11 Case and (gain) loss on remeasurement of the payable to ESA Parties under the tax receivable agreement for the periods presented (dollars in millions):

	Three Months Ended		Nine Months Ended
	October 1, 2026	September 25, 2025	October 1, 2026	September 25, 2025
Net (loss) income as reported	$(17.2)	$1.6	$(55.8)	$(39.9)
Goodwill impairment	0.6	—	0.6	—
Workforce and system transformation costs (1)	0.8	1.5	8.4	2.1
Satellite transition costs (2)	0.1	—	0.2	—
Acquisition and integration costs (3)	10.3	—	10.6	—
Advisor fees related to the Cineworld Proceeding and Chapter 11 Case (4)	0.2	(0.2)	0.5	1.4
Loss (gain) on re-measurement of the payable under the tax receivable agreement (5)	36.4	(3.1)	36.1	1.6
Net effect of adjusting items	$48.4	$(1.8)	$56.4	$5.1
Net income (loss) excluding adjusting items	$31.2	$(0.2)	$0.6	$(34.8)

Weighted Average Shares Outstanding as reported
Diluted	94,051,204	94,311,340	93,652,200	94,354,866

Diluted (loss) income per share as reported	$(0.18)	$0.02	$(0.60)	$(0.42)
Net effect of adjusting items	0.51	(0.02)	0.60	0.05
Diluted income (loss) per share excluding adjusting items	$0.33	$0.00	$0.00	$(0.37)

(1)
Workforce and system transformation costs represent charges incurred in conjunction with the 2026 Transformation Initiative. In 2025, these represent redundancy costs associated with changes to the Company’s workforce, as well as related office relocations, a one-time assessment of the technology surrounding the Company's programmatic offerings and an assessment of operating efficiencies.
(2)
One-time duplicative costs incurred during the transition from satellite to broadband network delivery during 2026.
(3)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025 and the acquisition of Captivate in the third quarter of 2026, as well as temporary transition costs incurred during the integration of Spotlight and Captivate into the Company's processes.
(4)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.
(5)
The loss (gain) on re-measurement of the payable to the founding members is related to the change in our payable to the founding members under the tax receivable agreement resulting from a change in projected taxable income before TRA deductions for the three and nine months ended October 1, 2026 and September 25 2025.